                                                                    EXHIBIT 3(a)


        Articles of Incorporation of Heritage Financial Services, Inc.

Form BCA-10.30 Articles of Amendment

1.  CORPORATE NAME: Heritage Financial Services, Inc.

2.  MANNER OF ADOPTION OF AMENDMENT:

     The following amendment of the Articles of Incorporation was adopted on May 13, 1997 in the manner indicated below.

     By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of this amendment.

3.  TEXT OF AMENDMENT:


          RESOLVED, that the Articles of Incorporation of the corporation be and they hereby are amended to eliminate the par value of the currently authorized Common Shares of the corporation without any change in the paid-in capital of the corporation.

          RESOLVED FURTHER, that Article Four, Paragraph 1 of the Articles of Incorporation of the corporation be and it hereby is amended to read in its entirety as follows:

     Paragraph 1: The authorized shares shall be:

                                     Par Value                Number of Shares
     Class                           Per Share                   Authorized
     -----                           ---------                ----------------

     Common....................         n/a                   16,000,000
     Preferred.................         n/a                   12,000,000


          RESOLVED FURTHER, that upon the effectiveness of this Amendment, each of the Common Shares, par value $.625 per share, of the corporation which is issued immediately prior to such effectiveness, shall ipso facto, automatically and without any action on the part of the holder thereof, become and be automatically converted into one (1) issued Common Share, without par value, of the corporation, and each such share which has been converted from a share which was issued and outstanding prior to such effectiveness, shall, upon effectiveness, be issued and outstanding, fully paid and non-assessable.

          RESOLVED FURTHER, that the number of shares of the corporation issued immediately prior to the effectiveness of this Amendment and so converted shall be reported by the corporation on Form BCA-14.30 in accordance with law.



Dated May 13, 1997                             HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe               by /s/ Frederick J. Sampias
                Secretary                             President

Form BCA-10.30 Articles of Amendment

1.  CORPORATE NAME: Heritage Financial Services, Inc.

2.  MANNER OF ADOPTION OF AMENDMENT:


     The following amendment of the Articles of Incorporation was adopted on April 26, 1994 in the manner indicated below.

     By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.


3.  TEXT OF AMENDMENT:

          RESOLVED, that Article Eight of the Articles of Incorporation of the corporation be and it hereby is amended by adding paragraph seven, which shall read as follows:

          Paragraph 7: A Director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision does not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983 (the "Act"), or (iv) for any transaction from which the Director derived an improper personal benefit. If the Act is amended to permit, or Illinois law at any time otherwise permits, further elimination or limitation of the personal liability of a director, then the liability of a Director of the corporation shall be eliminated or limited to the full extent permitted by the Act as so amended or otherwise as permitted by Illinois law. Neither the amendment nor repeal of this Paragraph 7, nor the adoption or amendment of any other provision of the Articles of Incorporation or By-Laws of the corporation, shall adversely affect any right or protection of a Director of the corporation with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


Dated April 26, 1994                           HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe               by /s/ Frederick J. Sampias
                Secretary                             President

Form BCA-10.30 Articles of Amendment

1.   CORPORATE NAME: Heritage Financial Services, Inc.

2.   MANNER OF ADOPTION OF AMENDMENT:


     The following amendment of the Articles of Incorporation was adopted on April 14, 1992, in the manner indicated below.

     By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment.


                              (INSERT AMENDMENT)

          RESOLVED, That the Articles of Incorporation of the corporation be and they hereby are amended to split the issued whole Common Shares and unissued authorized Common Shares and Preferred Shares by multiplying them by the number two (2).

          RESOLVED FURTHER, That, upon the effectiveness of this Amendment, the number of authorized Common Shares of the corporation shall become and be 16,000,000 Common Shares, par value $.625 per share, and the number of authorized Preferred Shares of the corporation shall become and be 12,000,000 Preferred Shares, without par value, so that Article Four, Paragraph 1 of the Articles of Incorporation of the corporation shall be and it hereby is amended to read in its entirety as follows:

     Paragraph 1:  The authorized shares shall be:

                                Par Value    Number of Shares
Class                           Per Share       Authorized
-----                           ---------    ----------------

Common................          $.625        16,000,000

Preferred.............           n/a         12,000,000


     RESOLVED FURTHER, That, upon the effectiveness of this Amendment, each Common Share, par value $1.25 per share, of the corporation which is issued and outstanding immediately prior to such effectiveness, shall ipso facto, automatically and without any action on the part of the holder thereof, become and be converted into two (2) issued and outstanding Common Shares, par value $.625 per share, of the corporation, each of which Common Shares, par value $.625 per share, shall be fully paid and non-assessable.

          RESOLVED FURTHER, That said Amendment shall be effective at the close of business on April 30, 1992.

3. As a result of this amendment, each of the issued and outstanding 3,917,136 Common Shares, $1.25 par value, automatically becomes two (2) Common Shares, $.625 par value, for a total of 7,834,272 issued and outstanding Common Shares, $.625 par value.



Dated April 17, 1992                    HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe        by /s/ Frederick J. Sampias
                Secretary                      President

BCA-14.25 REPORT OF REDUCTION OF PAID-IN CAPITAL, CANCELLATION OF SHARES OR
          REPORT FOLLOWING MERGER, CONSOLIDATION OR EXCHANGE

1.   The name of the corporation is Heritage Financial Services, Inc.

2.   The State or Country of incorporation is Illinois.

3. The aggregate number of shares which are issued and outstanding, as last reported to the Secretary of State on any document other than an annual report form are:

     4,012,192.50 Common Shares, par value $1.25 per share.

4. The amount of paid-in capital, as last reported to the Secretary of State on any document other than an annual report form, is:

     $23,039,461.

5. The number of shares listed in 3 above resulted from a 5-for-4 stock split on July 14, 1989. On the same date, the fractional shares, aggregating 46.5 shares, were cashed out for the aggregate sum of $814.

6. Giving effect to the changes herein reported, the aggregate number of shares which are issued and outstanding are:

     4,012,146 Common Shares, par value $1.25 per share.

7. Giving effect to the changes herein reported, the amount of its paid-in capital is:

     $23,038,647.

Dated July 14, 1989                     HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe        by /s/ Frederick J. Sampias
                Secretary                      President

BCA-14.20 REPORT OF ISSUANCE OF SHARES AND INCREASES IN PAID-IN CAPITAL


1.   The name of the corporation is Heritage Financial Services, Inc.

2.   The State or Country of incorporation is Illinois.

3.   The aggregate number of shares it is authorized to issue is:

          8,000,000 Common Shares, par value $1.25 per share

          6,000,000 Preferred Shares, without par value

4. The aggregate number of shares which are issued and outstanding, as last reported to the Secretary of State on any document other than an annual report form are:

     3,209,754 Common Shares, par value $1.25 per share.

5. The amount of paid-in capital, as last reported to the Secretary of State on any document other than an annual report form, is:

     $23,039,461.

6. (a) List all issuances of shares not previously reported to the Secretary of State and give the value of the entire consideration received therefor or the amounts added or transferred to paid-in capital for or on account of such shares.

     802,438.50 Common Shares, par value $1.25 per share, issued 7-14-89 without consideration.

(b) The shares were issued pursuant to a 5-for-4 stock split which became effective July 14, 1989. As a result, the number of issued shares increased by 25% (1/4 X 3,209,754 = 802,438.50).

7.   N/A

8. Giving effect to the changes herein reported, the aggregate number of shares which are issued and outstanding are:

     4,012,192.50 Common Shares, par value $1.25 per share.

9. Giving effect to the changes herein reported, the amount of paid-in capital is:

     $23,039,461.


Dated July 14, 1989                     HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe        by /s/ Frederick J. Sampias
                Secretary                      President

Form BCA-10.30 Articles of Amendment

ARTICLE ONE    The name of the corporation is Heritage Financial Services, Inc.

ARTICLE TWO    The following amendment of the Articles of Incorporation was adopted on June 23, 1987 in the manner indicated below.

               By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.

                              (INSERT AMENDMENT)

     RESOLVED, that Articles Four and Six of the Articles of Incorporation of the corporation be and they hereby are amended to read in their entirety as follows:

                                 ARTICLE FOUR

     Paragraph 1:  The authorized shares shall be:


                                 Par Value                    Number of Shares
Class                            Per Share                       Authorized
-----                            ---------                    ----------------
Common                           $1.25                           8,000,000
Preferred                        n/a                             6,000,000

     Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

     (A) PREFERRED SHARES. The Preferred Shares may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance (by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, by doing and performing all other acts and deeds required by law, including, if and to the extent from time to time required by law, by filing a statement pursuant to the Illinois Business Corporation Act of 1983, as amended), to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) the distinctive serial designation of such series and the number of shares constituting such series, provided that the aggregate number of shares constituting all series of Preferred Shares shall not exceed the number authorized in Paragraph 1 of this Article Four;

          (ii) the dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

          (iii) whether the shares of such series shall be redeemable and, if so, the price, terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (iv) the amount(s) payable upon and the rights of the shares of such series in the event of the (a) voluntary or (b) involuntary, liquidation, dissolution or winding-up of the corporation;

          (v) the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

          (vi) whether shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes (or series of any class) and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (vii) whether the shares of such series shall have voting rights, in addition to the voting rights required by law, and, if so, the terms of such voting rights including any limitations thereon or any special rights thereto, including, without limitation, the right, if any, of the holders of the shares of any such class or series to elect a specified number or percentage of directors; and

          (viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

Each of the Preferred Shares within any one series shall be identical with one another in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

     (B) COMMON SHARES. Subject to all of the rights of the Preferred Shares, and except as may be expressly provided with respect to the Preferred Shares herein, by law or by the Board of Directors pursuant to this Article Four:

          (i) dividends may be declared and paid or set apart for payment upon the Common Shares out of any assets or funds of the corporation legally available for the payment of dividends;

          (ii) the holders of Common Shares shall have the right to vote for the election of directors and on all other matters requiring shareholder action, with each share being entitled to one vote on each matter, and with no share being entitled to cumulative voting rights in any circumstance; and

          (iii) upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the Common Shares in accordance with their respective rights and interests.

                                  ARTICLE SIX

     Paragraph 1: The number of Directors to constitute the Board of Directors shall be not less than nine (9) nor more than fourteen (14), and such number shall be fixed by, or in the manner provided in, the By-Laws of the corporation. The Directors shall be divided into three classes: Class I, Class II and Class III; and the number of Directors in such classes shall be as nearly equal as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders of the corporation in 1988; the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders of the corporation in 1989; and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders of the corporation in 1990; and in each case until their respective successors are duly elected and qualified. At each annual election held after 1987 the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual meeting or thereafter until their respective successors are duly elected and qualified. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. Any Director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation or removal, or by an increase in the number of Directors in such class) in accordance with the By-Laws of the corporation, shall hold office for a term which shall expire with the term of the Directors in such class.

     Paragraph 2: Subject to the rights of the holders of any Preferred Shares or series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office or other cause shall be filled by a majority vote of the Directors then in office. Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     Paragraph 3: Anything contained in these Articles of Incorporation to the contrary notwithstanding and subject to the rights of the holders of any Preferred Shares or series of Preferred Shares then outstanding, any Director may be removed from office, but only for cause and only by the affirmative votes of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote for the election of Directors.

     Paragraph 4: Subject to the rights of the holders of any Preferred Shares or series of Preferred Shares then outstanding, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States first class mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of (i) the shareholder who intends to make the nomination and (ii) the person or persons to be nominated; (b) the representation that the shareholder is a record owner of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement and filed pursuant to the proxy rules of the United States Securities and Exchange Commission; and (e) the executed consent of each such nominee to serve as a Director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, or applicable law.

                                 ARTICLE EIGHT

     RESOLVED, that Article Eight of the Articles of Incorporation of the corporation be and it hereby is amended by adding paragraphs three through six, which shall read as follows:

     Paragraph 3: Any action required or permitted to be taken by the shareholders of the corporation must be taken at a duly called annual or special meeting of shareholders of the corporation and may not be taken by consent in writing by such shareholders.

     Paragraph 4: It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit shareholders, for the Board of Directors to base the response of the corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interest of the corporation and for the Board of Directors, in evaluating what is in the best interests of the corporation, to consider:

          (i) the best interests of the shareholders; for this purpose the Board shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the then current market price of the corporation's shares, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the corporation as an independent entity; and

          (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the effects, including, without limitation, the social, legal and economic effects, of any action upon employees, suppliers, customers and business of the corporation, communities in which offices or other establishments of the corporation are located and all other pertinent factors.

     "Acquisition Proposal" means any proposal of any person (a) for a tender offer or exchange offer for any equity security of the corporation, (b) to merge or consolidate the corporation with or into another corporation or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the corporation.

     Paragraph 5: None of Article XII nor Section 5 of Article II nor Sections 2, 3 and 10 of Article III of the By-Laws of the corporation shall be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of (a) at least a majority of the Board of Directors or (b) the holders of at least eighty percent (80%) of all shares of stock of the corporation then entitled to vote in the election of Directors, considered for this purpose as one class.

     Paragraph 6: Notwithstanding Paragraph 1 of this Article Eight, the affirmative vote of the holders of eighty percent (80%) of all shares of stock of the corporation then entitled to vote in the election of Directors, considered for this purpose as one class, shall be required for any of the following actions:

          (i) for the adoption of any amendment, alteration, change or repeal of any provision of these Articles of Incorporation;

          (ii) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation;

          (iii) to authorize any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation;

          (iv) to authorize any share exchange in which the acquiring entity is not the corporation or any of its subsidiaries; or

          (v)    to authorize the dissolution of the corporation.

The voting requirements set forth in this Paragraph 6 of Article Eight shall be not applicable to any one of the foregoing actions and any such actions shall only require the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote in the election of Directors, considered for this purpose as one class, if the action shall have been approved by not less than sixty six and two-thirds percent (66-2/3%) of all Directors.


Dated June 23, 1987                     HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe        by /s/ Frederick J. Sampias
                Secretary                      President

Form BCA-10.30 Articles of Amendment

ARTICLE ONE    The name of the corporation is Heritage Financial Services, Inc.


ARTICLE TWO    The following amendment of the Articles of Incorporation was adopted on July 15, 1986 in the manner indicated below.

               By a majority of the board of directors, in accordance with
               Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment.

                               (INSERT AMENDMENT)

          RESOLVED, That the Articles of Incorporation of the corporation be and they hereby are amended to split the issued whole shares and unissued authorized shares by multiplying them by the number four (4).

          RESOLVED FURTHER, That, upon the effectiveness of this Amendment, the number of authorized shares of the corporation shall become and be 4,000,000 Common Shares, par value $1.25 per share.

          RESOLVED FURTHER, That, upon the effectiveness of this Amendment, each Common Share, par value $5.00 per share, of the corporation which is issued and outstanding immediately prior to such effectiveness, shall ipso facto, automatically and without any action on the part of the holder thereof, become and be converted into four (4) issued and outstanding Common Shares, par value $1.25 per share, of the corporation, each of which Common Shares, par value $1.25 per share, shall be fully paid and non-assessable.

          RESOLVED FURTHER, That each holder of Common Shares, par value $5.00 per share, of the corporation ("$5.00 Shares") which shall have been so converted into Common Shares, par value $1.25 per share, of the corporation ("$1.25 Shares"), upon surrender of certificates for $5.00 Shares, in proper form to the corporation for cancellation, shall be entitled to receive, as evidence of the $1.25 Shares into which the $5.00 Shares shall have been so converted, stock certificates bearing the name of the corporation as issuer, for the number of shares of the corporation theretofore represented by the certificates surrendered, multiplied by the whole number four (4). Until so surrendered, the outstanding certificates which had represented $5.00 Shares shall be deemed and treated for all corporate purposes to represent the ownership of $1.25 Shares into which the $5.00 Shares shall have been converted as though said surrender and exchange had taken place.

ARTICLE THREE  As a result of this amendment, each of the issued and outstanding
               539,666 Common Shares, $5.00 par value, automatically becomes four (4) Common Shares, $1.25 par value, for a total of 2,158,664 issued and outstanding Common Shares, $1.25 par value.



Dated July 18, 1986                 HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe    by /s/ Frederick J. Sampias

                Secretary                   President

BCA-14.25 REPORT OF REDUCTION OF PAID-IN CAPITAL, CANCELLATION OF SHARES OR
          REPORT FOLLOWING MEGER, CONSOLIDATION OR EXCHANGE


1.  The name of the corporation is Heritage Financial Services, Inc.

2.  The State or Country of incorporation is Illinois.

3. The aggregate number of shares which are issued and outstanding, as last reported to the Secretary of State on any document other than an annual report form are:

     200 Common Shares, par value $5.00 per share.

4. The amount of paid-in capital, as last reported to the Secretary of State on any document other than an annual report form, is:

     $1,000.

5. The nature of the change effected was the Merger with County Bankshares, Inc. on July 2, 1984.

6. Giving effect to the changes herein reported, the aggregate number of shares which are issued and outstanding are:

     539,666 Common Shares, par value $5.00 per share.

7. Giving effect to the changes herein reported, the amount of its paid-in capital is:

     $8,741,358.

8.  The corporation elects to pay franchise taxes on its entire paid-in capital.

Dated July 9, 1984                         HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe           by /s/ Richard T. Wojcik
          Secretary                                President

BCA-11.25  ARTICLES OF MERGER, CONSOLIDATION, EXCHANGE

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporations hereby adopt the following Articles of Merger.

1. The names of the corporations proposing to merge, and the State or Country of their incorporation, are:

     Heritage Financial Services, Inc.      Illinois

     County Bankshares, Inc.                Delaware

2. The laws of the State or Country under which each corporation is incorporated permit such merger, consolidation or exchange.

3. The name of the surviving corporation is Heritage Financial Services, Inc. and it shall be governed by the laws of Illinois.

4.  The plan of merger is as follows:

                                PLAN OF MERGER

                                      OF

                            COUNTY BANKSHARES, INC.
                           (a Delaware corporation)

                                     INTO

                       HERITAGE FINANCIAL SERVICES, INC.
                           (an Illinois corporation)


     PLAN OF MERGER of COUNTY BANKSHARES, INC., a Delaware corporation (hereinafter sometimes referred to as "COUNTY" or the "Merged Corporation"), into HERITAGE FINANCIAL SERVICES, INC., an Illinois corporation (hereinafter sometimes referred to as "HERITAGE" or the "Surviving Corporation"), both such corporations hereinafter sometimes referred to jointly as the "Constituent Corporations".

                                   ARTICLE I
                                   ---------

          1.1 HERITAGE is a corporation duly organized and existing under the laws of the State of Illinois, having its principal office in the State of Illinois at 12015 South Western Avenue, Blue Island, Illinois 60406. The authorized capital of HERITAGE consists of 1,000,000 Common Shares, par value $5.00 per share, of which 200 shares are issued and outstanding and owned by COUNTY.

          1.2 COUNTY is a corporation duly organized and existing under the laws of the State of Delaware, having its principal office in the State of Illinois at 12015 South Western Avenue, Blue Island, Illinois 60406. The authorized capital of COUNTY consists of 1,000,000 shares of Common Stock, par value $5.00 per share, of which 539,666 shares are issued and outstanding.

          1.3 The registered office of COUNTY in the State of Delaware is located at number 100 West Tenth Street in the City of Wilmington, County of New Castle, and the name of the registered agent of COUNTY at said address is The Corporation Trust Company. COUNTY is qualified to transact business as a foreign corporation in the State of Illinois. The registered office of both COUNTY and HERITAGE in the State of Illinois is located at 12015 South Western Avenue, in the City of Blue Island, County of Cook, and the name of registered agent of both corporations at said address is Richard T. Wojcik.

                                  ARTICLE II
                                  ----------

     At the Effective Time of the Merger (as hereinafter defined in Article
VII):

          2.1 In accordance with the applicable provisions of the laws of the State of Illinois and the State of Delaware, COUNTY shall be merged with and into HERITAGE, which shall be the surviving corporation (such merger being hereinafter sometimes called the "Merger"), and as the Surviving Corporation it shall continue to be governed by the laws of the State of Illinois;

          2.2 The separate existence of the Merged Corporation shall cease, and the Surviving Corporation shall have all the rights, privileges, immunities and powers and be subject to all the duties and liabilities of a corporation organized under the Illinois Business Corporation Act of 1983;

          2.3 The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, powers and franchises as well of a public as of a private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in or shall continue to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; and

          2.4 The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

                                  ARTICLE III
                                  -----------

          3.1 The Articles of Incorporation of the Surviving Corporation as existing and constituted immediately prior to the Effective Time of the Merger shall continue to be and constitute the Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation, among other things: (i) deny cumulative voting rights and (ii) specify a requirement of a majority vote of outstanding shares for mergers, amendments to the Articles, dissolution, sale of all or substantially all assets not in the ordinary course of business and any other actions which might otherwise require a two-thirds vote under the Illinois Business Corporation Act of 1983.

          3.2 The by-laws of the Surviving Corporation as existing and constituted immediately prior to the Effective Time of the Merger shall continue to be and constitute the by-laws of the Surviving Corporation.

          3.3 The board of directors, and the members thereof, of the Surviving Corporation immediately prior to the Effective Time of the Merger shall continue to be and constitute the board of directors, and the members thereof, of the Surviving Corporation.

          3.4 The officers of the Surviving Corporation immediately prior to the Effective Time of the Merger shall continue to be and constitute the officers of the Surviving Corporation.

                                  ARTICLE IV
                                  ----------

     The mode of carrying into effect the Merger provided for in this Plan and the manner and basis of converting shares of the Constituent Corporations are as follows:

          4.1 At the Effective Time of the Merger each Common Share, par value $5.00 per share, of HERITAGE theretofore issued and outstanding shall be retired and cancelled, and no shares of stock or other securities or property shall be issued in respect thereto.

          4.2  At the Effective Time of the Merger:

          (a) each share of Common Stock, par value $5.00 per share, of the Merged Corporation which is issued and outstanding immediately prior to the Effective Time of the Merger, shall ipso facto, automatically and without any action on the part of the holder thereof, become and be converted into one (1) issued and outstanding Common Share, par value $5.00 per share, of the Surviving Corporation, each of which Common Shares shall be fully paid and nonassessable; and

          (b) each holder of shares of Common Stock of the Merged Corporation which shall have been so converted into Common Shares of the Surviving Corporation, upon surrender of certificates for shares of Common Stock of the Merged Corporation in proper form to the Surviving Corporation for cancellation, shall be entitled to receive, as evidence of the Common Shares of the Surviving Corporation into which the shares of Common Stock of the Merged Corporation shall have been so converted, stock certificates bearing the name of the Surviving Corporation as issuer, for the number of shares of the Surviving Corporation represented by the certificates surrendered. Until so surrendered, the outstanding certificates which had represented shares of Common Stock of the Merged Corporation shall be deemed and treated for all corporate purposes to represent the ownership of Common Shares of the Surviving Corporation into which the shares of Common Stock of the Merged Corporation shall have been converted as though said surrender and exchange had taken place.

          4.3 At the Effective Time of the Merger, the paid-in capital of the Surviving Corporation shall be equal to the sum of the paid-in capital of HERITAGE and the stated capital and paid-in surplus of the Merged Corporation prior thereto.

                                   ARTICLE V
                                   ---------

      The Surviving Corporation, as the surviving corporation, shall pay all expenses of carrying this Plan into effect and accomplishing the Merger herein provided for.

                                  ARTICLE VI
                                  ----------

     If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Merged Corporation, the proper officers and directors of the Merged Corporation shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan.

                                  ARTICLE VII
                                  -----------

          7.1 Consummation of the Merger shall be effected by (i) the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware pursuant to Section 253 of Title 8 of the Delaware Code of 1953 and (ii) the filing of Articles of Merger in the State of Illinois and the issuance by the Secretary of State of the State of Illinois of a Certificate of Merger, all after satisfaction of the respective requirements of the applicable laws of Delaware and Illinois prerequisite to such filings. The Effective Time of the Merger shall be when a Certificate of Merger shall be issued by the Secretary of State of the State of Illinois.

          7.2 The Constituent Corporations, by authorization of their Boards of Directors, may, by mutual agreement between them, amend this Plan at any time prior to the filings referred to in 7.1 above; provided that an amendment made subsequent to the adoption of this Plan by the stockholders of either constituent corporation shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (ii) alter or change any term of the articles of incorporation of the surviving corporation to be effected by the Merger, or
(iii) alter or change any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

          7.3 Anything herein or elsewhere to the contrary notwithstanding, this Plan may be terminated by either of the Constituent Corporations by appropriate resolutions of its Board of Directors at any time prior to the filing referred to in 7.1 above, notwithstanding approval of this Plan by the stockholders of either or both of the Constituent Corporations.

                                 ARTICLE VIII
                                 ------------

          The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of COUNTY as well as for enforcement of any obligation of the Surviving Corporation arising from the merger; and the Surviving Corporation does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is

                       Heritage Financial Services, Inc.
                       12015 South Western Avenue
                       Blue Island, Illinois 60406
                       Attention: President

until the Surviving Corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. In the event of such service upon the Secretary of State in accordance with Subsection (d) of
Section 252 of Title 8 of the Delaware Code of 1953, the Secretary of State shall forthwith notify the Surviving Corporation by letter, certified mail, return receipt requested, directed to the Surviving Corporation at the above address, unless the Surviving Corporation shall have designated in writing to the Secretary of State a different address for such purpose, in which case it shall be mailed to the last address so designated. Such letter shall enclose a copy of the process and any other papers served on the Secretary of State pursuant to the foregoing Subsection (d).

5. The plan of merger was approved, (a) as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:


Heritage Financial Services, Inc.  By written consent of ALL the shareholders entitled to vote on the action, in
                                   accordance with section 7.10 and
                                   section 11.20.

     The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.



Dated July 2, 1984                           COUNTY BANKSHARES, INC.

attested by /s/ Ronald P. Groebe             by /s/ Richard T. Wojcik
                Secretary                           President



Dated July 2, 1984                           HERITAGE FINANCIAL SERVICES, INC.

attested by /s/ Ronald P. Groebe             by /s/ Richard T. Wojcik
                Secretary                           President

BCA-2.10       ARTICLES OF INCORPORATION


ARTICLE ONE    The name of the corporation is Heritage Financial Services, Inc.



ARTICLE TWO    The name and address of the initial registered agent and its registered office are Richard T. Wojcik, 12015 South Western
               Avenue, Blue Island, Illinois 60406, Cook County.



ARTICLE THREE  The purpose or purposes for which the corporation is organized are:

                    The transaction of any or all lawful businesses for which
               corporations may be incorporated under the Illinois Business Corporation Act of 1983.


ARTICLE FOUR   Paragraph 1:  The authorized shares shall be:


               Class    Par Value per share  Number of shares authorized
               -----    -------------------  ---------------------------

               Common         $5.00                  1,000,000

               Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: N/A


ARTICLE FIVE   The number of shares to be issued initially, and the
               consideration to be received by the corporation therefor, are:


                   Par Value  Number of shares       Consideration to
          Class    per share  proposed to be issued  be received therefor
          -----    ---------  ---------------------  --------------------

          Common   $5.00            200               $1,000

                                               TOTAL  $1,000


ARTICLE SIX    N/A


ARTICLE SEVEN  N/A

ARTICLE EIGHT  OTHER PROVISIONS

Paragraph 1:

     (a) This Paragraph 1 of Article Eight hereby supersedes the requirement of the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares entitled to vote, and in the event any class is entitled to vote as a class, of the holders of not less than two-thirds (2/3) of the outstanding shares of each class of shares so entitled to vote as a class, for:
(i) an amendment by the shareholders to the Articles of Incorporation; (ii) a plan of merger, consolidation or exchange of shares; (iii) dissolution by vote of shareholders; and (iv) sale, lease, exchange or other disposition of all or substantially all the property and assets other than in the usual and regular course of business (each of items (i) through (iv) inclusive hereinafter a "Proposal"); and


    (b) A Proposal shall be approved upon receiving the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote on the Proposal, and in the event any class is entitled to vote as a class on the Proposal, upon receiving, in addition, the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote on the Proposal of each class of shares so entitled to vote as a class.


Paragraph 2:  No shareholder shall have cumulative voting  rights.


                     NAMES AND ADDRESSES OF INCORPORATORS


     The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.


Dated July 2, 1984


/s/  Joel S. Corwin      208 S. LaSalle Street, Suite 550
                         Chicago, Illinois 60604